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                                                                      Exhibit 23


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of U.S. Healthcare, Inc. of our report dated February 3, 1995, included in the 1994 Annual Report to Shareholders of U.S. Healthcare, Inc.

We consent to the incorporation by reference in the Registration
Statements of U.S. Healthcare, Inc. pertaining to the 1982 Incentive Stock Option Plan and the Second Incentive Stock Option Plan (Form S-8 No. 2-91754); the U.S. Healthcare, Inc. Savings Plan (Form S-8 No. 33-36049); the Second Incentive Stock Option Plan, the Third Incentive Stock Option Plan and the 1987 Non-Statutory Option Plan (Form S-8 No. 33-26157); the U.S. Healthcare, Inc. Incentive Plan (Form S-8 No. 33-80632); and the registration of shares of U.S. Healthcare, Inc. common stock under various non-statutory stock option grants and for the registration of 187,073 shares (as adjusted to reflect subsequent stock splits) of U.S. Healthcare, Inc. common stock (Form S-3 No. 33-14653) of our report dated February 3, 1995, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 24, 1995